                                                                    EXHIBIT 10.1


                           CORPORATE BANKING SERVICES





                           Advice of Borrowing Terms

                                      for

                       KRUG INTERNATIONAL (UK) LTD GROUP





                                     From:

                       BLACKWATER VALLEY BUSINESS CENTRE

                               18 September 2000





                                 [LOGO NATWEST]

                           ADVICE OF BORROWING TERMS

RELATIONSHIP OFFICE: Blackwater Valley Business Centre         DATE:    18 September 2000

                     BORROWER(S)                               REGISTERED NUMBER:
         Krug International (UK) Ltd Group                           516171



We intend that the facilities listed in Part 1 of the attached Facility Schedule (the "on-demand facilities") should remain available to the borrower(s) until 11 February 2001 and all facilities should be reviewed on or before that date. The facilities are, however, subject to the following:

--       the terms and conditions below,

-- the specific conditions applicable to an individual facility as detailed in the Facility Schedule,

--       the Security detailed in the attached Security Schedule, and

--       the attached General Terms.

ALL AMOUNTS OUTSTANDING ARE REPAYABLE ON DEMAND WHICH MAY BE MADE BY US AT OUR DISCRETION AT ANY TIME AND THE FACILITIES MAY BE WITHDRAWN, REDUCED, MADE SUBJECT TO FURTHER CONDITIONS OR OTHERWISE VARIED BY US GIVING NOTICE IN WRITING.



PRECONDITIONS:

Preconditions which must be satisfied before facilities can be utilised:

--       A signed copy of this Advice of Borrowing Terms to be returned to us.

--       Receipt of a board resolution confirming: -

         -- certification by the chairman of the meeting that a valid quorum was present

         --       acceptance of the terms and conditions of the facility

         -- who is authorised to take action necessary (i.e. enter into the facility documentation on behalf of the company) for the purpose of the Advice of Borrowing Terms.


CONDITIONS:

The following conditions must be satisfied at all times while the facilities are outstanding, but this will not affect our right to demand repayment at any time:

-- Monthly management accounts including Balance Sheet and Profit and Loss Statements to be provided to us within 21 days of the end of the month to which they relate.

-- 10K and 10Q documents for Krug Inc. to be provided on an annual and quarterly basis respectively.

-- Confirmation that the additional loan funding will not be utilised to upstream cash to Krug Inc.



/s/ ROB COOK
--------------------------------------------------
ROB COOK
Senior Corporate Manager
For and on behalf of National Westminster Bank Plc

                               FACILITY SCHEDULE




PART 1 - FACILITIES REPAYABLE ON DEMAND:


                               LOAN: - BASE RATE


ACCOUNT NUMBER:            XXXXXXXX

NAME OF BORROWER           Beldray Ltd

LIMIT:                     (Pound) 1,000,000

PURPOSE: Originally to assist with purchase of Beldray premises. Additional (Pound) 250,000 added to loan to address short/long term liabilities in balance sheet/ provide additional working capital

CURRENT REPAYMENT:         Monthly payments of (Pound) 8,334 to achieve full
                           repayment over a ten year term

INTEREST:                  1.25% above the Bank's Base rate.

ACCOUNT TO BE DEBITED:     Current Account

INTEREST PAYABLE:          Quarterly

ARRANGEMENT FEE:           (Pound) 3,125 paid on draw of loan and debited to
                           account number XXXXXXXX




                          INTEREST SET-OFF ARRANGEMENT


THE INTEREST SET-OFF                     NAME:                   ACCOUNT NUMBER:
ACCOUNTS:                    Krug International (UK) Ltd            XXXXXXXX
                                      Beldray Ltd                   XXXXXXXX
                               Beldray Ltd Loan Account             XXXXXXXX
                                      Klippan Ltd                   XXXXXXXX
                           Bradley International Holdings Ltd       XXXXXXXX

1st DEBIT INTEREST RATE    1.25% above the Bank's Base rate
RELATING TO BELDRAY LTD
LOAN ACCOUNT:

SET-OFF RATE:              No charge

INTEREST/SET OFF           Quarterly
PAYABLE:

ACCOUNT TO BE DEBITED:     Beldray Ltd Current Account




                                SETTLEMENT RISK


NAME OF BORROWER:          Beldray Ltd

LIMIT/FREQUENCY:           (Pound) 411,000 per month

TYPE AND PURPOSE:          BACS facility




                                SETTLEMENT RISK

NAME OF BORROWER:          Klippan Ltd

LIMIT/FREQUENCY:           (Pound) 60,000 per month

TYPE AND PURPOSE:          BACS facility

                             TERMINABLE INDEMNITIES


NAME OF BORROWER:          Beldray Ltd

LIMIT:                     (Pound)81,650

TYPE AND PURPOSE:          HM Customs and Excise Guarantee

COSTS OF EXPIRY:           Until further notice

INDEMNITY FEE:             1.5% p.o. payable quarterly in advance, to be debited
                           to account number XXXXXXXX



                             TERMINABLE INDEMNITIES


NAME OF BORROWER:          Klippan Ltd

LIMIT:                     (Pound)15,000

TYPE AND PURPOSE:          HM Customs and Excise Guarantee

COSTS OF EXPIRY:           Until further notice

INDEMNITY FEE:             1.5% p.o. payable quarterly in advance, to be debited
                           to account number XXXXXXXX



                              CHEQUE NEGOTIATIONS


NAME OF BORROWER:          Beldray Ltd

LIMIT:                     (Pound)10,000

PURPOSE:                   Negotiation of Foreign Cheques with Recourse

FEES: Subject to separate tariff, calculated on sterling value of cheque. Information available upon request or at the time the service is provided

PART 2 - FACILITIES SUBJECT TO SEPARATE DOCUMENTATION:

The following facilities are made available on the terms of the separate documentation between us.

                                                                                      DATE AGREEMENT
NAME OF BORROWER         FACILITY AND PURPOSE                       AMOUNT                SIGNED
----------------       ------------------------                -----------------     ----------------
Beldray Ltd            Medium Term Loan - To be                (Pound) 1,500,000     7 March 1995
                       repaid on draw down of new loan

Klippan Ltd            Business Card                           (Pound) 6,000         10 December 1999

                               SECURITY SCHEDULE




We rely on the security detailed below (and require additional security where specified) to repay, on demand, all your current and future liabilities (both actual and contingent) to us. These liabilities include, without limitation, those incurred by you under the facility(ies) specified in the Facility Schedule.


DATE EXECUTED/NEW:                        SECURITY:                                GIVEN/TO BE GIVEN BY:
------------------                        ---------                                ---------------------
26 June 1995                Mortgage Debenture                              Krug International (UK) Ltd

29 June 1995                Mortgage Debenture                              Beldray Ltd

2 October 1997              Mortgage Debenture                              Klippan Ltd

26 August 1997              Mortgage Debenture                              Hago Products Ltd

2 October 1997              Mortgage Debenture                              Bradley International Holdings Ltd

2 October 1997              Composite Cross Guarantee                       Krug International (UK) Ltd,
                                                                            Beldray Ltd, Hago Products Ltd,
                                                                            Klippan Ltd and Bradley
                                                                            International Holdings Ltd

29 June 1995                First Legal Mortgage over Albion Works,         Beldray Ltd
                            Mount Pleasant, Bilston, West Midlands

                                 GENERAL TERMS


THIS SECTION SETS OUT IN MORE DETAIL THE BASIS ON WHICH WE MAKE FACILITIES AVAILABLE TO YOU. IT COVERS ISSUES SUCH AS HOW LIMITS AND INTEREST ARE CALCULATED, HOW WE CAN VARY AGREED TERMS AND WHAT WE MEAN BY "ON DEMAND".

These General Terms apply to all on demand facilities listed in the Advice of Borrowing Terms (the "AOBT"), but do not apply to those facilities which are subject to separate documentation, unless such documentation expressly incorporates these General Terms. In cases where the expression "you" includes more than one person (for example joint account holders) it shall be taken to refer to all or any one or more of you, and your obligations shall be joint and several.

-- INDEPENDENT ADVICE. Unless we expressly agree in writing to do so we do not hold ourselves out as providing advice on or considering the general suitability of facilities for your particular circumstances (including tax) and neither we nor our employees shall be liable for any indications given as to such suitability. We make no warranties or representations about the advisability of any underlying transaction entered into by you. You should obtain independent professional advice on such matters, and upon any security or guarantee required by us.

-- ACCEPTANCE. Any offer of a facility must be accepted within the time period specified in the AOBT. We may, at our option, repeal any usage of any of these facilities as acceptance (without amendment) of the terms and conditions of the AOBT.

-- AVAILABILITY. Our normal practice is to review all credit facilities periodically. Any reference in the AOBT to a review of, or availability until, a future date are merely indicative of our current intention, and we may, at our discretion, review on demand facilities at an earlier date. Facilities which are not loans or overdrafts are offered on the basis that there is no commitment on our part to enter into any such facility with you. We may, at our absolute discretion, decide whether a utilisation may be made and any conditions subject to which utilisations may be made.

-- REPAYMENT. Notwithstanding any reference to review or availability or repayment term in the AOBT, all facilities are repayable on demand which we may make at our sole discretion at any time and may by notice be withdrawn reduced or made subject to (further) conditions or otherwise varied. You must ensure that we receive by way of repayment, the full amount of any indebtedness irrespective of any taxes, duties or charges, in immediately available funds in the currency in which the facility is outstanding at the branch or office where the facilities are provided.

-- VARIATION AND WAIVER. We may vary these General Terms by giving one month's written notice to you. If a change in any currency of the United Kingdom occurs (including introduction of the euro), the AOBT and these General Terms will be amended to the extent we specify to reflect the change in currency and put us in the same position, so far as possible, that we would have been in if no change in currency had occurred. If we refrain from exercising any of our rights this shall not preclude us from exercising any rights at a later date.

-- LIMITS. The limits specified in the AOBT or the Facility Schedule for each facility and/or each account (including any Group or Composite Facility limits) must not at any time be exceeded. In addition, the aggregate utilisation of any Composite and/or Group Limit specified for any group of accounts and/or facilities must not be exceeded, notwithstanding the total of any individual or sub limits allocated. If we have agreed that there will be a gross limit for one or more facilities, the means that the aggregate utilisation of those facilities must not at any time exceed the gross limit. If we have agreed that there will be a net limit for one or more facilities, this means that the aggregate utilisation at those facilities, less the aggregate amount of the cleared credit balances on the accounts specified by us in the AOBT, will not exceed the net limit (if no accounts are specified we may determine which accounts are utilised for this purpose). We are not obliged to allow or continue to allow any borrowing in excess of agreed facilities. Any reference to a particular account will include any successor account.

-- INTEREST. All interest rates are variable. Interest is payable monthly or quarterly (as detailed in the AOBT) on our usual charging days and on final repayment of the indebtedness. Interest accrues on the daily cleared debit balance on the account(s) concerned at the annual rate or rates shown in the AOBT (both before and after demand and/or judgement). It is calculated on the basis of a 365 day year for sterling (and either a 365 or 360 day year for currencies other than sterling or on such other basis as we may from time to time specify) and the actual number of days elapsed and is compounded monthly or quarterly. Our variable unarranged borrowing rate for the relevant currency will apply to any indebtedness from time to time (i) in excess of agreed facilities or (ii) outstanding after the expiry date of agreed facilities or, in respect of (i) only such other interest rate as we may specify.

-- CHANGES TO INTEREST. We may alter the basis on which interest is calculated including the size of the interest margin charged over our Base Rate or other published rate and/or the amount of any regular repayments of facilities which are repayable on demand by providing you with one month's written notice. As a change in our Base Rate or other variable rate is not an alteration of the basis upon which interest is calculated, no written notice need by given of such a change. Changes in our Base Rate or other published rates take effect when made. Details of current rates are available from any branch or office, and are published in selected national newspapers. Omission to publish details of any change in a newspaper shall not stop the change from taking effect. For a currency account, written notice of changes to the relevant Currency Base Rate will normally be given, although failure to do so will not stop the change taking effect when made.

-- FEES. Fees quoted exclude charges for money transmission or similar services which are either advised (i) separately, or (ii) at the time a facility is used. All costs, charges and expenses incurred or suffered by us, including legal costs and our internal management costs, arising at any time in connection with any facility or with any related security or guarantee are payable by you on demand.

-- UNCOVERED PAYMENTS. An "uncovered payment" is a payment where the cleared credit balance or agreed credit facility is insufficient to meet that payment and all other payments requested, disregarding uncleared credits to that account. We do not accept any obligation to make uncovered payments to third parties unless we have agreed to do so in writing. We need not make any uncovered payment which is in excess of any settlement risk limit.

-- SET OFF. We may, without notice, set off against any credit balances on any of your account(s) (in any currency), your liability in respect of any facilities (including any uncovered payment) and may combine accounts. We are authorised to use all or any such credit balances to buy such other currencies as may be necessary in order to exercise any rights of set off to which we may be entitled.

-- APPROPRIATION AND LIEN. Where more than one debt is owing to us we may use the whole or any part of any repayment to reduce or discharge the principal amount of your indebtedness as we may select, to meet any accrued interest or to discharge any other liabilities to us. We shall have a lien over securities of any kind and other items deposited by or on your behalf with us (including, without limitation, cheques given to us for selection).

-- SECURITY. Unless the AOBT expressly provides otherwise, any mortgage, charge or debenture must be a first legal mortgage, charge or debenture over the unencumbered title of the property in question. You may not grant (or allow to be created) without our prior written consent any other security interest in the property in question or part with possession of it. We may, at our sole discretion, require from time to time additional valuations (at your expense) by such valuer as we may approve, of any or all of the assets held by us as security.

-- ENVIRONMENT. You represent and warrant (both now and in the future) that you have and will comply in all material respects with any applicable environmental law, regulation or code of practice ("environmental law") and with the terms and conditions of any applicable environmental licences or other consents or approvals required by environmental law ("environmental licences").

-- INFORMATION. You must provide us with any information which we may at any time reasonable require, and must inform us of any material change of facts or circumstances. You authorise us to disclose to your auditors any such information concerning your accounts with us as they may from time to time require.

-- CURRENCY ACCOUNTS. If in our opinion deposits in a currency are unavailable to us at any time to fund a currency drawing then we will not make a drawing available in that currency. All payments (including interest) required to be made by you under a facility in a currency other than sterling must be made in the currency of the drawing (The "Agreed Currency") and by credit to our account with such banking office as we may require.

         Any amount payable by you which is received by us in a currency other than the Agreed Currency, will be calculated by converting (at the prevailing spot rate of exchange on such date and in such market as we shall determine as being most appropriate) the Currency so received into the Agreed Currency. If the amount received is less than the relevant amount of the Agreed Currency then you will indemnify us for the deficiency and for any losses we may sustain as a result. You will in addition pay the costs of such conversion. All payments shall be deemed to have been made on such date as we shall determine in accordance with our normal practice from time to time.

-- CURRENCY EQUIVALENTS. The Sterling/Currency Equivalent of any amount denominated in another currency shall be calculated by reference to the Bank's then current spot rate of exchange for the purchase of the relevant currency with the currency in which the facility is denominated. We may calculate the aggregate Sterling/Currency Equivalents of all drawings outstanding/proposed at any time to determine compliance or otherwise with the relevant facility limit.

-- CONTINGENT LIABILITIES. You will, on demand, pay to us an amount equal to the full face value of any contingent or future liabilities incurred by us at your request (such as letters of credit, bonds or guarantees). We may hold any such payment in our own name and may use it to meet such liabilities. You must in any event indemnify us against such liabilities and we will require you to execute a formal counter-indemnity in our standard form.

-- NEGOTIATIONS. You agree that all foreign cheques submitted to us for negotiation and/or collection will be dealt with on the basis that you have good title to all cheques and that you agree to indemnify us against all liabilities claims losses costs of expenses including exchange fluctuations and agents' charges which may be imposed upon, asserted against or incurred by us in any way relating to or arising out of the negotiation and/or collection of cheques on your behalf. If the cheque is subsequently returned unpaid you authorise us to debit your account with the amount credited to your account plus any losses, costs, expenses or charges which we may have incurred.

-- FORWARD EXCHANGE. Where we make a forward exchange facility available to you, you confirm and understand that no forward purchase or sale of foreign currency shall be made for investment purposes (see paragraph 8 of Schedule 1 of the Financial Services Act 1986) without our prior written consent.

--       GENERAL.

         a) Whenever facilities are subject to Part V of the Consumer Credit Act 1974 additional documents and procedures may be necessary before facilities can be drawn.

         b) If we consider that any proposed payment or use of a facility might be made for an unlawful purpose, then we may refuse to make such a payment or allow such use.

         c) We may give written notice or make demand by post or by hand or by facsimile machine or by other form of electronic communication. A notice or demand may be addressed to you at your Registered Office or address or the place of business last known to us and shall be deemed to have been received when transmitted or (if posted) on the business day after posting. We may use the facsimile number or electronic address last known to us.

         d) The relationship between us, these General Terms and the AOBT are governed by English law and the English courts shall have jurisdiction in respect thereof. However when we consider it appropriate we may take proceedings against you in any other court of competent jurisdiction (whether concurrently or not with any other proceedings). These terms are in addition to the usual terms which apply to the relationship between a bank and its customer and to the operation of bank accounts (whether in credit or debit) and to the terms of your mandate with us and to all other consistent terms which may be implied by law.

         e) You must maintain a current account with us throughout the life of any facilities and we may charge to your current account all amounts, including interest, due in respect of any facility.